UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report: (Date of earliest event reported) February 1, 2007

RF INDUSTRIES, LTD.
(Name of small business issuer in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000, San Diego, California 92126-4202 (Address of Principal Executive Offices)

(858) 549-6340 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

James Doss was appointed as the acting Chief Financial Officer and Secretary of RF Industries, Ltd. (the “Registrant”), effective February 1, 2007. Prior to the appointment of Mr. Doss, Mr. Victor Powers had acted as the part-time Chief Financial Officer and assistant secretary of Registrant on an independent contactor basis. A press release announcing Mr. Doss’ appointment is attached hereto as Exhibit 99.1.

Mr. Doss, 38, joined the Registrant as its Director of Accounting in February 2006 and had been serving in that capacity until his appointment as the acting Chief Financial Officer in February 2007. From April 2003 until his employment with the Registrant in February 2006, Mr. Doss was an independent accounting and finance consultant at Doss Financial Solutions. From December 2000 to April 2003, Mr. Powers was the Director of Finance at HomeRelay Communications, Inc., an internet service provider. Prior thereto, Mr. Doss also served as Controller of CliniComp, International and as Senior Staff Accountant at Merrick & Company. Mr. Doss received his B.S. in Finance and Economics from San Diego State University in 1993 and his MBA from San Diego State University in 2005.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 8, 2007 announcing to the appointment of James Doss as the new Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 8, 2007
By:/s/ Howard Hill Howard Hill President, Chief Executive Officer